                                                                   EXHIBIT 21.1

             SUBSIDIARIES OF AMETEK AEROSPACE PRODUCTS, INC.

                  (AFTER GIVING EFFECT TO THE SPIN-OFF)

                                                 STATE OR OTHER      PERCENTAGE OF
                                                 JURISDICTION OF   VOTING SECURITIES
         NAME OF SUBSIDIARY AND NAME            INCORPORATION OR     OWNED BY ITS
        UNDER WHICH IT DOES BUSINESS              ORGANIZATION     IMMEDIATE PARENT*
        ----------------------------           ------------------- -----------------
John Chatillon & Sons, Inc. .................  New York                  100%
  Chatillon Delaware, Inc. ..................  Delaware                  100%
AMETEK (Bermuda) Ltd. .......................  Bermuda                   100%
AMETEK (Canada) Inc. ........................  Canada                    100%
AMETEK (FSC), Inc. ..........................  U.S. Virgin Islands       100%
AMETEK GmbH .................................  Germany                   100%
  AMETEK Precision Instruments Europe
   G.m.b.H. .................................  Germany                   100%
AMETEK IMTSA, S.A. de C.V. ..................  Mexico                    100%
AMETEK Lamb Motores de Mexico, S.A. de C.V. .  Mexico                    100%
AMETEK Mexicana, S.A. .......................  Mexico                    100%
AMETEK Precision Instruments France, SARL....  France                    100%
AMETEK Precision Instruments (UK) LTD .......  England                   100%
EMA Corporation..............................  Delaware                  100%
  AMETEK Holdings B.V. ......................  Netherlands               100%
    AmeKai Hong Kong.........................  Hong Kong                  50%
    AMETEK Denmark A/S.......................  Denmark                   100%
    AMETEK Elektromotory CR S.R.O. ..........  Czech Republic             95%
    AMETEK (Italia) S.r.l. ..................  Italy                     100%
    AMETEK Singapore Private Limited.........  Singapore                 100%
      AMEKAI SINGAPORE PTE LTD...............  Singapore                  50%
        AmeKai Meter (Xiamen) Co., Ltd. .....  China                     100%
      AmeKai Taiwan Co., Ltd. ...............  Taiwan                     50%
      AMETEK Motors Asia Pte Ltd. ...........  Singapore                 100%
        AMETEK Motors (Shanghai) Co., Ltd. ..  China                     100%
  AMETEK Holdings (UK) Limited...............  England                   100%
    Lloyd Instruments Limited................  England                   100%
      Lloyd Instruments S.A. ................  France                    100%
      Erichsen Pruftechnik Wuppertal GmbH ...  Germany                   100%
  Neue Elektromotoren G.m.b.H.--Schleusingen.  Germany                   100%
  WEBAK B.V. ................................  Netherlands               100%

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* Exclusive of directors' qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.